Exhibit 99.1

1	LATHAM & WATKINS LLP
Michael S. Lurey, CA State Bar No. 048235
2	Gregory O. Lunt, CA State Bar No. 173297
633 West Fifth Street, Suite 4000
3	Los Angeles, California 90071-2007
Telephone: (213) 485-1234
4	Facsimile: (213) 891-8763

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Counsel for Consolidated Freightways Corporation
6	of Delaware, et al., Debtors and Debtors-in-Possession

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8	UNITED STATES BANKRUPTCY COURT
9	CENTRAL DISTRICT OF CALIFORNIA
10	RIVERSIDE DIVISION

11	In re	Case No.: RS 02-24284 MG

12	CONSOLIDATED FREIGHTWAYS	Chapter 11
CORPORATION OF DELAWARE, et al.,
13	Debtors.	(Jointly Administered with Case Nos.
14		RS-02-24289-MG; RS-02-24287-MG;
RS-02-24293-MG; RS-02-24294-MG;
15	Fed Tax I.D. No. 94-1444797	and RS-02-24295-MG

16		ORDER CONFIRMING DEBTORS’
CONSOLIDATED PLAN OF
17		LIQUIDATION DATED JULY 1, 2004
(AS AMENDED)
18
Confirmation Hearing
19		Date:	October 20, 2004
		Time:	2:00 p.m.
20		Place:	Courtroom 301
3420 Twelfth Street
21			Riverside, California 92501
22		Judge:	Hon. Mitchel R. Goldberg

23	At a hearing (the “Confirmation Hearing”) held on October 20, 2004, at 2:00

24	p.m., in the Courtroom of the undersigned United States Bankruptcy Judge, this Court

25	considered (i) the Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended) (the

26	“Plan”), filed by Consolidated Freightways Corporation of Delaware (“CFCD”), Consolidated

27	Freightways Corporation (“CFC”), Redwood Systems, Inc., Leland James Service Corporation,

28	CF Airfreight Corporation and CF MovesU.com Incorporated (collectively, the “Debtors,” and

1	each a “Debtor”), (ii) the modifications to the Plan put on the record at the Confirmation

2	Hearing, (iii) the documents, evidence and matters listed in the Findings of Fact and Conclusions

3	of Law re: Order Confirming Debtors’ Consolidated Plan of Liquidation Dated July 1, 2004 (as

4	Amended), entered by this Court concurrently herewith (the “Findings and Conclusions”), (iv)

5	the declarations and other evidence submitted in support of the Plan, (v) the objections and

6	responses filed to the Plan as set forth on the docket of these cases, and (vi) the arguments and

7	evidence proffered at the Confirmation Hearing. Capitalized terms not defined herein shall have

8	the meanings ascribed to them in the Amended Plan (as defined below). Appearances were

9	made at the Confirmation Hearing as noted on the record of the Confirmation Hearing. Based on

10	the record in these cases, the Findings and Conclusions entered contemporaneously herewith,

11	and good cause and adequate notice appearing therefor,

12	IT IS HEREBY ORDERED THAT:

13	A. The Plan, as modified herein and attached hereto as Exhibit “A” (the

14	“Amended Plan”), is CONFIRMED and approved in its entirety; to the extent there exists any

15	conflict or discrepancy between the Amended Plan and this Confirmation Order, this

16	Confirmation Order shall control. The Debtors are hereby authorized to take all steps and do all

17	things necessary to implement the Amended Plan.

18	B. The failure to reference or discuss any particular provision of the

19	Amended Plan in this Confirmation Order shall have no effect on this Court’s approval and

20	authorization of, or the validity, binding effect, and enforceability of, such provision; and each

21	provision of the Amended Plan is authorized and approved and shall have the same validity,

22	binding effect, and enforceability as every other provision of the Amended Plan, whether or not

23	mentioned in this Confirmation Order.

24	C. All objections to confirmation of the Amended Plan that were not

25	withdrawn or otherwise resolved in the manner stated on the record of the Confirmation Hearing

26	or in papers filed with the Court prior to the Confirmation Hearing are overruled.

27	D. The Plan is hereby deemed modified pursuant to Section 1127(a) of the

28	Bankruptcy Code and Section 15.4 of the Plan to reflect the following:

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1	1. Section 1.2.89 of the Plan is modified by deleting the period at the end

2	thereof and inserting the following in lieu thereof: “; provided that, in determining the amount of

3	Allowed Priority Non-Tax Claims under section 507(a)(4) of Bankruptcy Code, the Debtors shall

4	prorate such Claims to the extent required by law in the event that the aggregate amount of such

5	Claims exceeds the cap set forth in section 507(a)(4)(B) of the Bankruptcy Code.”

6	2. Section 3.3 of the Plan is deleted in its entirety and the following is

7	inserted in lieu thereof:

8	3.3 Priority Tax Claims.

9	With respect to each Allowed Priority Tax Claim, at the sole option of the

10	Debtors or the Trustee, as applicable, the Trust shall pay to each Holder of an Allowed

11	Priority Tax Claim on account of such Allowed Priority Tax Claim, in full satisfaction,

12	settlement, release and discharge of such Allowed Priority Tax Claim, (a) in accordance

13	with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the last

14	Business Day of every three-month period following the Effective Date, over a period not

15	exceeding six years after the assessment of the tax on which such Claim is based, totaling

16	the principal amount of such Claim, (b) such other treatment agreed to by the Holder of

17	such Allowed Priority Tax Claim and the Debtors in writing prior to Confirmation,

18	provided such treatment is no less favorable to the Debtors than the treatment set forth in

19	clause (a) hereof, or (c) payment in full on or as soon as practicable after the Effective

20	Date, provided that alternative (a) under this section shall not be used by the Debtors or

21	the Trustee without the prior consent of the Committee or the Oversight Committee, as

22	applicable. Interest on Allowed Priority Tax Claims will accrue, and be payable, as

23	follows: (i) the Debtors shall not be required to pay post-petition interest on any Allowed

24	Priority Tax Claim (or any portion thereof) that is paid on the Effective Date or within

25	thirty (30) days thereafter; (ii) except for any Allowed Priority Tax Claim (or any portion

26	thereof) paid pursuant to subsection (i) above, the Debtors shall pay interest at the Prime

27	Rate (as defined below) on any unpaid Priority Tax Claim (or any unpaid portion thereof)

28	to the extent it becomes an Allowed Priority Tax Claim, during the period from the

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1	Effective Date through the earlier to occur of payment of such Allowed Priority Tax

2	Claim (or portion thereof) or the first Business Day that is at least one (1) year after the

3	Effective Date (the “First Anniversary Date”) and (iii) for any Allowed Priority Tax

4	Claim (or any portion thereof) that is not paid on or before the First Anniversary Date,

5	the Debtors shall be required to pay, in addition to the accrued interest described in

6	subsection (ii) above, interest (from and after the First Anniversary Date) at a rate equal

7	to the Prime Rate plus one percent (1%) until such Allowed Priority Tax Claim (or

8	portion thereof) is paid in full in accordance with this section 3.3. As used in this section

9	3.3, the term “Prime Rate” means an adjustable rate of interest equal to the prime rate as

10	announced in The Wall Street Journal (National Edition) on the Effective Date as

11	adjusted thereafter on a monthly basis on the first Business Day of each calendar month

12	after the Effective Date, as announced in The Wall Street Journal (National Edition). The

13	Trust shall have the right to pay any Allowed Priority Tax Claim, or any remaining

14	balance of such Claim, in full, at any time on or after the Effective Date, without

15	premium or penalty of any kind (other than accrued interest calculated in accordance with

16	this section 3.3).

17	3. Subsection (9) of Section 7.4 of the Plan is modified by inserting the

18	following immediately after the semicolon at the end thereof: “provided that, in the event that

19	the annual premiums for insurance or bonds to insure the Trustee or the Oversight Committee

20	and its members exceed $250,000 in the aggregate, Court approval shall be required after notice

21	to the Office of the United States Trustee, Crown Enterprises, Inc., Atlas Oil Holdings, Co., the

22	Pension Benefit Guaranty Corporation, the Debtors and any other person that specifically

23	requests notice of post-Effective Date matters brought before the Court;”.

24	4. Subsection (11) of Section 7.4 of the Plan is modified by deleting the

25	period at the end thereof and inserting the following in lieu thereof: “; provided further that,

26	notwithstanding the foregoing, the Trustee must disclose to the Court, in advance, with notice to

27	the Office of the United States Trustee, Crown Enterprises, Inc., Atlas Oil Holdings, Co., the

28	Pension Benefit Guaranty Corporation, the Debtors and any other person that specifically

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1	requests notice of post-Effective Date matters brought before the Court, the identity of any

2	insider (as such term is defined in Section 101(31) of the Bankruptcy Code) of the Trustee or any

3	member of the Oversight Committee that the Trustee intends to employ at the expense of the

4	Trust;”.

5	5. Section 8.4 of the Plan is modified by deleting the period in the second

6	sentence and inserting the following in lieu thereof: “; provided that, notwithstanding the

7	foregoing, the Oversight Committee must disclose to the Court, in advance, with notice to the

8	Office of the United States Trustee, Crown Enterprises, Inc., Atlas Oil Holdings, Co., the

9	Pension Benefit Guaranty Corporation, the Debtors and any other person that specifically

10	requests notice of post-Effective Date matters brought before the Court, the identity of any

11	insider (as such term is defined in section 101(31) of the Bankruptcy Code) of the Trustee or any

12	member of the Oversight Committee that the Oversight Committee intends to employ at the

13	expense of the Trust.”

14	6. Section 9.20 of the Plan is deleted in its entirety and the following is

15	inserted in lieu thereof:

16	9.20 Setoff and Recoupment

17	Nothing in the Plan shall impair the right of any Person, including the Debtors, to

18	set off any obligation which it has against any mutual obligation of another party in

19	accordance with applicable non-bankruptcy law or to assert a right of recoupment in

20	accordance with otherwise applicable non-bankruptcy law. Subject to the preceding

21	sentence, the Trust may, but shall not be required to, set off claims of any nature that the

22	Debtor or the Trust may have against the Holder of any Allowed Claim, whether or not

23	the Debtor’s or the Trust’s claim is released pursuant to the Plan, against any Allowed

24	Claim of such Holder, and against the Distributions to be made by the Trust pursuant to

25	the Plan on account of such Allowed Claim, provided, however, that neither the failure to

26	effect such a setoff, nor the allowance of any Claim against the Debtor or Trust, shall

27	constitute a waiver or release by the Debtor or the Trust of any claim that the Debtor or

28	the Trust may possess against such Holder. Any Creditor that receives a distribution(s)

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1	under this Plan and thereafter seeks to exercise a valid right of setoff or recoupment with

2	respect to the unpaid portion of its Allowed Unsecured Claim shall, as a condition to the

3	exercise of such right, return to the Trust an amount, if any, equal to the difference

4	between the amount of the distribution(s) received by such Creditor under the Plan and

5	the amount of the distribution(s) such Creditor would have received had the setoff or

6	recoupment occurred as of the Effective Date. Thus, for example, if a Creditor has an

7	Allowed Unsecured Claim in the amount of $1,000,000 and the distribution to Holders of

8	Allowed Class 4 Claims equals $.15 for every $1 of Allowed Unsecured Claim under the

9	Plan, the Creditor would receive $150,000 in Distributions under the Plan. If the Trustee

10	thereafter asserts an action against the Creditor seeking $800,000 in damages, assuming

11	that (a) the Creditor could exercise the right of setoff with respect to this liability under

12	applicable non-bankruptcy law and (b) the setoff had occurred as of the Effective Date

13	(before any Distributions under the Plan had occurred), the Creditor’s Unsecured Claim

14	would have been Allowed in the amount of $200,000 ($1,000,000 less the $800,000

15	setoff), for which it would have received Distributions totaling $30,000 in the aggregate.

16	Thus, in order for the Creditor to exercise its right of setoff in this instance, it would be

17	required to pay to the Trust $120,000, which equals the difference between the $150,000

18	in actual Distributions that such Creditor received under the Plan and the $30,000 in

19	Distributions that it would have received under the Plan had the setoff been exercised on

20	or before the Effective Date.

21	7. Section 12.9 of the Plan is modified by inserting the following phrase at

22	the start of subsection (d) thereof: “except as set forth in section 9.20 above,”.

23	8. The first sentence of Section 12.11 of the Plan is modified by deleting the

24	word “and” immediately after the words “other than the Debtors, the Trust” and inserting a

25	comma in lieu thereof, and adding the following immediately after the words “the LLC Entities”:

26	“and, solely as provided in Section 12.4 of the Plan, GE Capital”;

27	9. The following is added as a new Section 15.22 to the Plan:

28	15.22 Consolidation Stipulation and Other Agreements

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1	Except as expressly set forth in the Confirmation Order, nothing in the Plan shall

2	modify, alter or amend the Consolidation Stipulation, the Consolidation Order, the

3	Stipulation Between CNF Inc. and Its Affiliates and Debtors with Respect to Canadian

4	Sale Proceeds Distribution, filed on February 23, 2004 (the “CNF Stipulation”), or that

5	certain Reimbursement Agreement between Bank of America, N.A. and CFCD (the

6	Reimbursement Agreement). From and after the Effective Date, the Trust shall be

7	deemed to have assumed the Debtors’ obligations under the Consolidation Stipulation,

8	the CNF Stipulation and the Reimbursement Agreement, and shall be bound by the terms

9	thereof.

10	E. Binding Effect. Pursuant to Section 1141 of the Bankruptcy Code, and

11	except as expressly provided in the Amended Plan or this Confirmation Order, the provisions of

12	the Amended Plan (including the exhibits to, and all documents and agreements executed

13	pursuant to, the Amended Plan) and this Confirmation Order shall be binding on (i) the Debtors,

14	(ii) the Trustee, (iii) the Oversight Committee, (iv) all holders of Claims against and Interests in

15	the Debtors, whether or not impaired under the Amended Plan and whether or not, if impaired,

16	such holder accepted the Amended Plan, and (v) each person acquiring property under the

17	Amended Plan.

18	F. Contracts and Leases. On the Effective Date, all executory contracts and

19	unexpired leases of the Consolidated Estate shall be rejected by the Debtors pursuant to the

20	provisions of Sections 365 and 1123 of the Bankruptcy Code, except for those executory

21	contracts and unexpired leases that (i) have already been assumed or rejected pursuant to an

22	earlier Order of the Court, (ii) are to be assumed and assigned to the Trust pursuant to the

23	Amended Plan, or (iii) are the subject of a motion for such an Order pending as of the Effective

24	Date. All Assumed Executory Contracts set forth on Exhibit “B” hereto shall be deemed

25	assumed and assigned to the Trust as of the Effective Date.

26	G. General Authorizations. Pursuant to Section 1142(b) of the Bankruptcy

27	Code, the Debtors, the Trustee, the Oversight Committee and all other necessary parties are

28	authorized and empowered to (a) execute and deliver any instrument, agreement or document,

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1	(b) perform any act that is necessary, desirable or required to effectuate or comply with the terms

2	and conditions of the Amended Plan and consummate the Amended Plan and the transactions

3	contemplated therein, and are authorized and empowered, without limitation, to take all actions

4	necessary or appropriate to enter into, implement, and consummate the contracts, instruments

5	and other agreements or documents created in connection with the Amended Plan, and (c) take

6	any and all actions that deem to be necessary, appropriate or desirable to effectuate the

7	provisions of Section 6.11 of the Amended Plan.

8	H. Trust Agreement. The Trust Agreement shall be, and hereby is, approved

9	in all respects, and the Debtors, the Committee, the Trustee and the Oversight Committee are

10	hereby authorized to enter into, and perform their respective obligations under, the Trust

11	Agreement in substantially the form attached as Exhibit K to the Disclosure Statement with such

12	non-material modifications, changes and amendments to which they shall reasonably agree or

13	which might reasonably be required or desirable to conform the Trust Agreement to the

14	provisions of this Order.

15	I. Post-Petition Agreements. The Debtors shall be deemed to have assigned

16	to the Trustee all of the agreements, contracts and leases set forth on Exhibit “C” hereto

17	(collectively, the “Post-Petition Agreements”) effective as of the Effective Date or such other

18	date as may be agreed to between the Debtors and the applicable non-debtor party thereto, and,

19	from and after such time, the Trust shall be deemed to have assumed the Debtors’ obligations

20	thereunder and be bound thereby. The Trustee is authorized and directed to perform under the

21	Post-Petition Agreements according to their terms and to enter into such agreements, documents,

22	acknowledgements and instruments as may be reasonably requested by any of the non-Debtor

23	parties to the Post-Petition Agreements in order to implement or evidence the provisions of this

24	section.

25	J. Authorizations Under Applicable Non-Bankruptcy Law. The Debtors and

26	the Trustee are authorized and empowered pursuant to Section 105 of the Bankruptcy Code to

27	take any and all actions reasonably necessary to implement the transactions contemplated by the

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1	Amended Plan and this Confirmation Order, all without further corporate action or action of the

2	directors or stockholders of the Debtors.

3	K. Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the

4	Bankruptcy Code, the issuance, transfer or exchange of any security or the making or delivery of

5	any Instrument of transfer under the Amended Plan may not be taxed under any law imposing a

6	stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring before, after or upon

7	the Effective Date shall be deemed to be in furtherance of the Amended Plan.

8	L. Professional Compensation and Reimbursement Claims. All professionals

9	or other Persons requesting compensation or reimbursement of expenses pursuant to any of

10	Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on

11	or before the Effective Date (including, inter alia, any compensation requested by any

12	professional or any other Person for making a substantial contribution in the Cases) shall File

13	and serve on the Debtors and the Trustee an application for final allowance of compensation and

14	reimbursement of expenses no later than (i) sixty (60) days after the Effective Date (or, if such

15	day is not a Business Day, the first Business Day after such day), or (ii) such later date as this

16	Court shall order upon application made prior to the end of such 60-day period. Objections to

17	applications of professionals or other Persons for compensation or reimbursement of expenses

18	must be Filed and served on the Debtors, the Trustee, the Oversight Committee, and the

19	professionals to whose application the objections are addressed, on or before (i) thirty (30) days

20	after such application is Filed and served or (ii) such later date as the Court shall order upon

21	application made prior to the end of such 30-day period or upon agreement between the Trustee

22	and the affected professional. Any professional fees and reimbursements of expenses incurred

23	by the Debtors, the Trustee and the Oversight Committee subsequent to the Effective Date may

24	be paid by the Debtors and the Trustee, as applicable, without application to or Order of the

25	Court.

26	M. Payment of U.S. Trustee Fees. All fees payable by the Debtors on or

27	before the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid by the Debtors on or before

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1	the Effective Date. The Trust shall be liable for all fees payable under 28 U.S.C. § 1930 from

2	and after the Effective Date.

3	N. Amendments and Supplements to the Amended Plan. Any duly

4	authorized amendments and supplements to the Amended Plan are hereby approved.

5	O. Settlements. The agreements, settlements, transactions and transfers

6	implemented through the Amended Plan are fair, equitable and reasonable, are entered into in

7	good faith, are in the best interests of the Debtors, the Consolidated Estate, the creditors and their

8	shareholders, and help provide adequate means for implementing the Amended Plan.

9	P. Post-Confirmation Notices. Except as otherwise provided in the Amended

10	Plan and this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases

11	shall be limited to counsel for the Debtors, counsel for the Trustee, counsel to the Oversight

12	Committee, the United States Trustee and any other person that specifically requests notice of

13	post-Effective Date matters brought before the Court, unless otherwise specified in an Order by

14	this Court.

15	Q. Injunction. Except to the extent provided to the contrary in the Amended

16	Plan (including, without limitation, section 9.20 thereof) or herein, all Persons who have held,

17	hold or may hold Claims whether or not released above, rights, causes of action, or liabilities or

18	any Interest based upon any act or omission, transaction or other activity of any kind or nature

19	that occurred prior to the Effective Date, regardless of the Filing, lack of Filing, allowance or

20	disallowance of such Claim or Interest and regardless of whether such Person has voted to accept

21	or reject the Plan, and any successors, assigns or representatives of the foregoing, shall be

22	precluded and permanently enjoined on and after the Effective Date from (a) commencing or

23	continuing in any manner any action, cause of action or other proceeding of any kind with

24	respect to any Claim, Interest or any other right or demand against the Debtors, or any Assets of

25	the Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of

26	any judgment, award, decree or Order with respect to any Claim, Interest or any other right or

27	Claim against the Debtors, or any Assets of the Debtors, (c) creating, perfecting or enforcing any

28	encumbrance of any kind with respect to any Claim, Interest or any other right or demand against

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1	the Debtors, or any Assets of the Debtors, and (d) asserting any right to subrogation, setoff or

2	recoupment of any kind with respect to any Claim, Interest or any other right or demand against

3	the Debtors, or any Assets of the Debtors; provided that, the foregoing injunction, insofar as it

4	relates to any action, cause of action or other proceeding against any of the Debtors, shall

5	terminate on the earlier to occur of (i) the dissolution of such Debtor and (ii) the closing of such

6	Debtor’s Case.

7	R. Applicable Non-Bankruptcy Law. Pursuant to Sections 1123(a) and

8	1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Amended Plan,

9	and any amendments or modifications thereto shall apply and be enforceable notwithstanding

10	any otherwise applicable nonbankruptcy law.

11	S. Semi-Annual Reports. On a semiannual basis, the Trust shall prepare a

12	status report setting forth, among other things, a brief description of the status of implementation

13	of the Plan, a summary of any distributions made by the Trust since, as applicable, the Effective

14	Date or the previous status report, a description of the expenses and costs paid by the Trust since,

15	as applicable, the Effective Date or the previous status report, a summary of the Trust’s assets,

16	including, without limitation, reserves, and an estimate as to when the Cases will be closed. The

17	Trust shall file two (2) copies of each status report with the Court and serve each report on the

18	United States Trustee, the Oversight Committee and any other person that specifically requests

19	notice of post-Effective Date matters brought before the Court.

20	T. Modified Stay of Confirmation Order. Pursuant to Bankruptcy Rule

21	3020(e), this Confirmation Order shall be stayed for ten (10) days after its entry (the “Stay

22	Period”). However, the provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy

23	Rule 7062 shall not apply to this Confirmation Order, and the Debtors are authorized to

24	consummate the Amended Plan immediately following the Stay Period.

25	Dated: November 18, 2004

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27	/s/ Mitchel R. Goldberg The Honorable Mitchel R. Goldberg United States Bankruptcy Judge

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1	Submitted by:

2	LATHAM & WATKINS LLP

3	By: /s/ Gregory O. Lunt
4	Gregory O. Lunt Counsel for Debtors and Debtors-in-Possession

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6	Approved as to Form and Content:

7	STUTMAN TREISTER & GLATT, P.C.

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9	By /s/ Gary Klausner
10	Gary Klausner Counsel for the Official Committee of Creditors Holding Unsecured Claims

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